Exhibit 99.1

FIVE9, INC. 3001 BISHOP DRIVE SUITE 350 SAN RAMON, CA 94583 VOTE BY INTERNET Before the Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 29, 2021, the day before the cutoff date or Five9 special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting—Go to www.virtualshareholdermeeting.com/FIVN2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 29, 2021, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit your proxy card by mail, it must be delivered no later than [ ], 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIVE9, INC. The Five9 Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 16, 2021 (as it may be amended from time to time, the “merger agreement”), among Zoom Video Communications, Inc., Summer Merger Sub, Inc. and Five9, Inc. (“Five9”), and approve the transactions contemplated thereby (the “merger proposal”). 2. A proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Five9’s named executive officers that is based on or otherwise relates to the merger proposal contemplated by the merger agreement. 3. A proposal to approve the adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal. NOTE: Five9 will transact no other business at the Five9 special meeting, except such business as may properly come before the meeting or any adjournments, continuations or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)/Title Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on September 30, 2021 at 3:00 PM, Pacific Time: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com. FIVE9, INC. Special Meeting of Stockholders September 30, 2021 at 3:00 PM, Pacific Time This proxy is solicited by the Five9 Board of Directors The undersigned stockholder(s) hereby appoint(s) Rowan Trollope and Barry Zwarenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five9 that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/FIVN2021SM, Pacific Time on September 30, 2021, virtually via the Internet at 3:00 PM, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted in accordance with the Five9 Board of Directors’ recommendations. The Five9 Board of Directors recommends that you vote “FOR” proposals 1, 2 and 3. If any other business is presented at the Five9 special meeting, this proxy will be voted by the above named proxies at the direction of the Five9 Board of Directors. This proxy revokes any prior proxy given by the undersigned.